EXHIBIT 5.1


                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395


E. RICHARD ALHADEFF           ALICE R. HUNEYCUTT              DAVID A. ROTHSTEIN
LOUISE JACOWITZ ALLEN         RICHARD B. JACKSON              BETTY CHANG ROWE                             OWEN S. FREED
STUART D. AMES                THEODORE A. JEWELL              STEVEN D. RUBIN                              SENIOR COUNSEL
LAWRENCE J. BAILIN            MICHAEL I. KEYES                MIMI L. SALL
PATRICK A. BARRY              TEDDY D. KLINGHOFFER            RICHARD E. SCHATZ
SHAWN BAYNE                   ROBERT T. KOFMAN                LESTER E. SEGAL                               TAMPA OFFICE
LISA K. BENNETT               THOMAS A. LASH                  MARTIN S. SIMKOVIC                             SUITE 2200
SUSAN FLEMING BENNETT         VERNON L. LEWIS                 CURTIS H. SITTERSON                    SUNTRUST FINANCIAL CENTER
LISA K. BERG                  KEVIN B. LOVE                   RONNI D. SOLOMON                        401 EAST JACKSON STREET
MARK J. BERNET                JOY SPILLIS LUNDEEN             MARK D. SOLOV                             TAMPA, FLORIDA 33602
HANS C. BEYER                 MICHAEL C. MARSH                JO CLAIRE SPEAR                               ____________
MARTIN G. BURKETT             BRIAN J. McDONOUGH              EUGENE E. STEARNS
CLAIRE BAILEY CARRAWAY        ANTONIO R. MENENDEZ             JENNIFER D. STEARNS                         (813) 223-4800
SETH THOMAS CRAINE            FRANCISCO J. MENENDEZ           BRADFORD SWING
PETER L. DESIDERIO            ALISON W. MILLER                ANNETTE TORRES
MARK P. DIKEMAN               VICKI LYNN MONROE               DENNIS R. TURNER                        FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            HAROLD D. MOOREFIELD, JR.       RONALD L. WEAVER                              SUITE 1900
ALAN H. FEIN                  JOHN N. MURATIDES               ROBERT I. WEISSLER                    200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI             JOHN K. OLSON                   PATRICIA G. WELLES                 FORT LAUDERDALE, FLORIDA 33301
ROBERT I. FINVARB             ROBERT C. OWENS                 MARTIN B. WOODS                               ____________
ANDREA F. FISHER              DARRIN J. QUAM
DEAN M. FREITAG               PATRICIA A. REDMOND                                                         (954) 462-9500
ROBERT E. GALLAGHER, JR.      ELIZABETH G. RICE
CHAVA E. GENET                GLENN M. RISSMAN
PATRICIA K. GREEN             CARL D. ROSTON


                                                  June 19, 1997

Mr. Martin R. Shugrue
Chief Executive Officer and President
Pan Am Corporation
9300 N.W. 36th Street
Miami, FL 33178

Dear Mr. Shugrue:

         We have acted as counsel for Pan Am Corporation, a Florida corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,200,000 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), issuable upon the exercise of options available for grant under the Company's 1996 Stock Option Plan (the "Plan").

         In connection with our opinion, we have examined: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company; and (iii) such other documents, certificates and proceedings as we have considered necessary or appropriate for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares pursuant to the Plan.

         In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all





            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

Mr. Martin R. Shugrue
June 19, 1997
Page 2

documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies;
(iii) the authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We have also assumed that the exercise price of each Share will be in excess of the par value of the Common Stock. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares registered under the Registration Statement which are issuable upon the exercise of stock options to be granted pursuant to the Plan, will, if and when issued and delivered by the Company against payment of adequate consideration therefor in accordance with the Plan, be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Company's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                           Very truly yours,

                           STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.








            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.